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                                                                    Exhibit 1.3



                         INFINITE TECHNOLOGY GROUP LTD.

                                       AND

                       AUERBACH, POLLAK & RICHARDSON, INC.


                                REPRESENTATIVES'
                                WARRANT AGREEMENT


                          Dated as of ______ ____, 2000



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     REPRESENTATIVES' WARRANT AGREEMENT dated as of ____ ____, 2000, between
INFINITE TECHNOLOGY GROUP LTD., a New York corporation (the "Company"), and AUERBACH, POLLAK & RICHARDSON, INC. and its assignees or designees (each hereinafter referred to variously as a "Holder" or "Auerbach").

                              W I T N E S S E T H :

     WHEREAS, Auerbach has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") between the Company, Auerbach and [insert] to act as Representatives (the "Representatives") of the Underwriters in connection with the Company's proposed public offering of 2,000,000 shares of common stock of the Company, $.01 par value, (the "Common Stock"), at a public offering price of $_____ per share (the "Public Offering").

     WHEREAS, pursuant to the Underwriting Agreement, the Company proposes to issue warrants to Auerbach to purchase up to an aggregate of 140,000 shares of Common Stock (the "Representatives' Warrants").

     WHEREAS, the Representatives' Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the underwriter pursuant to the Underwriting Agreement.

     NOW, THEREFORE, in consideration of the premises, the payment by the Representatives to the Company of an aggregate of One Hundred Forty Dollars ($140.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. Auerbach is hereby granted the right to purchase, at any time from _____ ___, 2000 until 5:30 p.m., New York time, on _____ ___, 2005 (5 years from the effective date (the "Effective Date") of the registration statement and any supplement thereto, on Form S-1, No.333- 88737 (the "Registration Statement")), at which time the Representatives' Warrants expire, up to an aggregate 140,000 shares of Common stock (subject to adjustment as provided in Section 8 hereof), at an initial exercise price (subject to adjustment as provided in Section 11 hereof) of $_____ (160% of the public offering price) (the "Exercise Price").

     2. Representatives' Warrants Certificates. The Representatives' Warrants certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.


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     3. Registration of Warrant. The Representatives' Warrants shall be numbered and shall be registered on the books of the Company when issued.

     4. Exercise of Representatives' Warrants.

        4.1 Method of Exercise. The Representatives' Warrants initially are exercisable at the Exercise Price (subject to adjustment as provided in Section 11 hereof) per Representatives' Warrants set forth in Section 8 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Representatives' Warrants Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal offices in New York (currently located at 156 William Street, New York, New York 10038) the registered Holder of a Representatives' Warrants Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Representatives' Warrants Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Representatives' Warrants). In the case of the purchase of less than all of the shares of Common Stock purchasable under any Representatives' Warrants Certificate, the Company shall cancel said Representatives' Warrants Certificate upon the surrender thereof and shall execute and deliver a new Representatives' Warrants Certificate of like tenor for the balance of the shares of Common stock purchasable thereunder.

        4.2 Exercise by Surrender of Representatives' Warrants. In addition to the method of payment set forth in Section 4.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Representatives' Warrants shall have the right at any time and from time to time to exercise the Representatives' Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 4.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which the Representatives' Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 9.3
(e) hereof) of the shares of Common Stock minus the Exercise Price of the shares of Common Stock and the denominator of which is the Market Price per share of Common Stock. Solely for the purposes of this Section 4.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 15 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price.

     5. Issuance of Certificates. Upon the exercise of the Representatives' Warrants, the issuance of certificates for shares of Common Stock, properties or rights underlying such Representatives' Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax, other than income taxes, which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 7 and 9 hereof) be issued in the name of, or in such names

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as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Representatives' Warrants Certificates and the certificates representing the shares of Common Stock or other securities, property or rights issued upon exercise of the Representatives' Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Representatives' Warrants Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     6. Transfer of Representatives' Warrants. The Representatives' Warrants shall be transferable only on the books of the Company maintained at its principal office, where its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration transfer, the Company shall execute and deliver the new Representatives' Warrants to the person entitled thereto.

     7. Restriction On Transfer of Representatives' Warrants. The Holder of a Representatives' Warrants Certificate, by its acceptance thereof, covenants and agrees that the Representatives' Warrants is being acquired as an investment and not with a view to the distribution thereof, and that the Representatives' Warrants may not in any event be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, during the first year of the term of the Representatives' Warrants, except to officers or partners of the Underwriter and members of the selling group and/or their officers and partners.

     8. Exercise Price and Number of Securities. Except as otherwise provided in
Section 10 hereof, each Representatives' Warrants is exercisable to purchase one share of Common Stock at an initial exercise price equal to the Exercise Price. The Exercise Price and the number of shares of Common Stock for which the Representatives' Warrants may be exercised shall be the price and the number of shares of Common Stock which shall result from time to time from any and all adjustments in accordance with the provisions of Section 11 hereof.

     9. Registration Rights.

        9.1 Registration Under the Securities Act of 1933. Each Representatives' Warrants Certificate and each certificate representing shares of Common Stock and any of the other securities issuable upon exercise of the Representatives' Warrants (collectively, the

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"Warrant Shares") shall bear the following legend unless (i) such
Representatives' Warrants or Warrant Shares are distributed to the public or sold to the underwriters for distribution to the public pursuant to Section 9 hereof or otherwise pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), or(ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Company, that such legend is unnecessary for any such certificate:

THE REPRESENTATIVES' WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVES' WARRANT REPRESENTED BY THE CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE REPRESENTATIVES'WARRANT AGREEMENT REFERRED TO HEREIN.

        9.2 Piggyback Registration. If, at any time commencing one (1) year after the Effective Date and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-4 or Form S-8 or successor form thereto) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Warrant Shares of its intention to do so. If any of the Holders of the Warrant Shares notify the Company within twenty (20) days after mailing of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders of the Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement. In the event that the managing underwriter for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) first, the securities the Company proposes to sell, (b) second, the securities held by the entities that made the demand for registration, (c) third, the Warrant Shares requested to be included in such registration which in the opinion of such underwriter can be sold, pro rata among the Holders of Warrant Shares on the basis of the number of Representatives' Warrants Shares requested to be registered by such Holders, and
(d) fourth, other securities requested to be included in such registration.

     Notwithstanding the provisions of this Section 9.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 9.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not

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to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

        9.3 Demand Registration. (a) At any time commencing one (1) year after the Effective Date and expiring five (5) years thereafter, the Holders of the Representatives' Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of the Representatives' Warrants and/or Warrant Shares shall have the right (which right is in addition to the registration rights under Section 9.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as maybe necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale by such Holders and any other Holders of the Representatives' Warrants and/or Warrant Shares who notify the Company within fifteen (15) days after the Company mails notice of such request pursuant to Section 9.3(b) hereof (collectively, the "Requesting Holders") of their respective Warrant Shares for the earlier of (i) six (6) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by the Requesting Holders.

            (b) The Company covenants and agrees to give written notice of any registration request under this Section 9.3 by any Holder or Holders representing a Majority of the Representatives' Warrants and/or Warrant Shares to all other registered Holders of the Representatives' Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

            (c) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 9.4(a) hereof pursuant to the written notice specified in Section 9.3(a) of the Holders of a Majority of the Representatives' Warrants and/or Warrant Shares, the Company, at the option of the Holders of a Majority, will be required to repurchase (i) any and all Warrant Shares at the higher of the Market Price (as defined in Section 9.3(e)) per share of Common Stock on (x) the date of the notice sent pursuant to Section 9.3(a) or (y) the expiration of the period specified in Section 9.4(a) and (ii) any and all Representatives' Warrants at such Market Price per share of Common Stock less the Exercise Price of such Representatives' Warrants. The Holders of a Majority shall notify the Company in writing of their election to require such repurchase. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 9.4(a) or (ii) the delivery of the written notice of election specified in this Section 9.3(d).

            (e) Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the average of the last reported sale prices for the last five (5) trading days, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the Nasdaq

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National Market System ("Nasdaq"), or if the Common Stock is not quoted on
Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

        9.4 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 9.2 or 9.3 hereof, the Company covenants and agrees as follows:

            (a) The Company shall use its best efforts to file a registration statement within ninety (90) days of receipt of any demand therefor, and to have any registration statements declared effective at the earliest possible time, shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested and shall maintain the effectiveness of such registration statement for a period of at least twelve
(12) months. Notwithstanding the foregoing sentence, the Company shall be entitled one time only to postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 9.4(a) if the Company is (i) publicly committed to a self-tender or exchange offer and the filing of a registration statement would cause a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) involved in negotiating or consummating an acquisition or merger which would make such registration impracticable, in either of which cases the filing of the registration statement may be delayed for a period of up to 60 days. The Company shall promptly deliver to the Holders a written notice of postponement, which notice shall specifically set forth the reason for such postponement. Following the delivery of such notice, the Company shall be required to file the postponed registration statement upon the earlier of (i) the consummation or termination, as applicable, of the event requiring such postponement (ii) 60 days after delivery of the aforementioned notice.

            (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions, and excluding roadshow expenses if the only shares to be registered in such Registration Statement are Warrant Shares), fees and expenses in connection with all registration statements filed pursuant to Sections 9.2 and 9.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses (including those of the Company)in connection with the registration statement filed pursuant to Section 9.3(c).

            (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

            (d) The Company shall indemnify the Holder(s)of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders


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within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act
against all loss, claim, damage, expense or liability(including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7 of the Underwriting Agreement.

        (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

        (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Representatives' Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

        (g) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 9.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 9.3 hereof (other than registration statements filed prior to an exercise of registration rights by a Holder of Representatives' Warrants and/or Warrant Shares pursuant to Section 9.2 hereof), without the prior written consent of Auerbach or as otherwise required by the terms of any existing registration rights granted prior to the date of this Agreement by the Company to the holders of any of the Company's securities.

        (h) In the event of an underwritten offering, the Company shall furnish to each Holder participating in the offering and to each underwriter a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each

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case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

        (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

        (j) The Company shall enter into an underwriting agreement with the managing underwriters (in the case of registration rights exercised pursuant to Section 9.3 hereof, selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be the Representative). Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

        (k) For purposes of this Agreement, the term "Majority" in reference to the Representatives' Warrants or Warrant Shares shall mean in excess of fifty percent (50%) of the then outstanding Representatives' Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

     10. Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 9 hereof that each of the selling Holders shall:

        (a) Furnish to the Company such information regarding themselves, the Warrant Shares held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Shares.


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        (b) Notify the Company, at any time when a prospectus relating to the
Warrant Shares covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     11. Adjustments to Exercise Price and Number of Securities. The Exercise Price in effect at any time and the number and kind of securities purchased upon the exercise of the Representatives' Warrants shall be subject to adjustment from time to time only upon the happening of the following events:

        11.1 In case the Company shall (i) declare a dividend on its Common Stock in Common Stock or make a distribution of Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of each Representatives' Warrants immediately prior thereto shall be adjusted so that the Holder of each Representatives' Warrants shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Representatives' Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 11.1 shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

        11.2 In case the Company shall issue rights, options or warrants to all holders of its Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph 11.2) to subscribe for or to purchase Common Stock at a price per share that is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph 11.4 below), the number of Warrant Shares thereafter purchasable upon exercise of each Representatives' Warrants shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Representatives' Warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per shares of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.


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        11.3 In case the Company shall distribute to all holders of its shares of Common Stock securities other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph 11.1 above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph 11.2 above), then in each case the number of Warrant Shares thereafter issuable upon the exercise of each Representatives' Warrants shall be determined by multiplying the number of Warrant Shares theretofore issuable upon the exercise of each Representatives' Warrants, by a fraction, of which the numerator shall be the current market price per shares of Common Stock (as defined in paragraph 11.4 below) on the record date mentioned below in this paragraph 11.3, and of which the denominator shall be the current market price per shares of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of stockholders entitled to receive such distribution.

        11.4 For the purpose of any computation under paragraphs 11.2 and 11.3 of this Section 11, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on Nasdaq or any comparable system, or if the shares of Common Stock are not listed on Nasdaq or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

        11.5 No adjustment in the number of Warrant Shares purchasable hereunder or the Exercise price thereof shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Representatives' Warrants; provided, however, that any adjustments which by reason of this paragraph 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment, but not later than three years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share. Anything in this Section 11 to the contrary notwithstanding, the Company

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shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Representatives' Warrants, in addition to those required by this Section 11, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of consolidated earnings or retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its shares of Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

        11.6 Whenever the number of Warrant Shares purchasable upon the exercise of each Representatives' Warrants is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Representatives' Warrants immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

        11.7 For the purpose of this Section 11, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph 11.1 above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Representatives' Warrants and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs 11.1 through 11.6, inclusive, and paragraphs 11.8 through 11.13, inclusive, of this Section 11, and the provisions of Sections 4, 5, 9 and 13, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

        11.8 Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges granted pursuant to paragraphs 11.2 and 11.3 above, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Representatives' Warrants shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

        11.9 The Company may, at its option, at any time during the term of the Representatives' Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

        11.10 Whenever the number of Warrant Shares issuable upon the exercise of each Representatives' Warrants or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail postage prepaid, to each Holder notice of such adjustment or adjustments. The Company shall retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section 11 and shall cause such accountants to prepare a certificate setting forth the number of Warrant Shares issuable upon the exercise of each Representatives' Warrants and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive on the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

        11.11 Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of the Representatives' Warrants or upon the exercise of the Representatives' Warrants.

        11.12 In case of any consolidation of the Company with, or merger of, the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Representatives' Warrants the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Representatives' Warrants been exercised immediately prior to such action. The provisions of this paragraph 11.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

        11.13 Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Representatives' Warrants pursuant to this Agreement, certificates for Representatives' Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Warrant Shares as are initially issuable pursuant to this Agreement.

        11.14 Each Representatives' Warrants Certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company for a new Representatives' Warrants Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representatives' Warrants Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representatives' Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     12. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common stock upon the exercise of the Representatives' Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     13. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common stock, solely for the purpose of issuance upon the exercise of the Representatives' Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. Every transfer agent ("Transfer Agent") for the Common Stock and other securities of the Company issuable upon the exercise of the Representatives' Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every Transfer Agent for the Common Stock and other securities of the Company issuable upon the exercise of the Representatives' Warrants. The Company will supply every such Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose. The Company covenants and agrees that, upon exercise of the Representatives' Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Representatives' Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Representatives' Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq.

     14. Notices to Representatives' Warrants Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representatives' Warrants and their exercise, any of the following events shall occur:

        (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

        (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

        (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have be unduly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

        (a) if to the registered Holder of the Representatives' Warrants, to the address of such Holder as shown on the books of the Company; or

        (b) if to the Company, to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to the Holders.

     16. Supplements; Amendments; Entire Agreement. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any holders of Representatives' Warrants Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Representatives' Warrants Certificates.

     17. Successors. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the holders and their respective successors and assigns hereunder.

     18. Survival of Representations and Warranties. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

     19. Governing Law. This Agreement and each Representatives' Warrants Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     20. Severability. If any provision of this Agreement shall beheld to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Representatives' Warrants Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Representatives' Warrants Certificates or Warrant Shares.

     23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS OF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ATTEST:                                     INFINITE TECHNOLOGY GROUP LTD.


____________________                        By:________________________
                                                  Name:
                                                  Title:


                                            AUERBACH, POLLAK & RICHARDSON, INC.


                                            By:______________________
                                                  Name:
                                                  Title:

                                    EXHIBIT A

                 [FORM OF REPRESENTATIVES' WARRANT CERTIFICATE]

THE REPRESENTATIVES' WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVES' WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

       EXERCISABLE ON OR BEFORE 5:30 P.M., NEW YORK TIME, _________, 2005.

                          Representatives' Warrants No.
                         140,000 Shares of Common Stock



                               WARRANT CERTIFICATE

This Warrant Certificate certifies that _______, or registered assigns, is the registered holder of Warrants to purchase initially, at any time from ______ ___, 2000 until 5:30 p.m., New York time on _____ ___, 2005 ("Expiration Date"), up to ____ shares of fully-paid and non-assessable common stock, $.01 par value ("Common Stock") of Infinite Technology Group Ltd.., a New York corporation (the "Company") at the initial exercise price, subject to adjustment in certain events, of $_____ per share (the "Exercise Price") upon surrender of this Representatives' Warrants Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representatives' Warrants Agreement dated as of ____ __, 2000 between the Company and Auerbach, Pollak & Richardson, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made either (i) by certified or official bank check in New York Clearing House funds payable to the order of the Company or (ii) by surrender of this Warrant Certificate in accordance with the provisions of Section 4.2 of the Warrant Agreement.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Representatives' Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void. The Representatives' Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Representatives' Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Representatives' Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon the exercise of the Representatives' Warrants may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Representatives' Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Representatives' Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Representatives' Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Representatives' Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     This Warrant Certificate does not entitle any holder thereof to any of the rights of a shareholder of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ____ __, 2000

ATTEST:                                     INFINITE TECHNOLOGY GROUP LTD.


_________________________                   By:__________________________
                                                  Name:
                                                  Title:

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _____ shares of Common Stock of INFINITE TECHNOLOGY GROUP LTD. and hereby makes payment of $_________ (at the rate of $____ per share) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                       or
                                       --

        The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___________ shares of Common Stock of INFINITE TECHNOLOGY GROUP LTD. by surrender of the unexercised portion of the within Warrant Certificate (with a "Value" of $______________ based on a "Market Price" of $___________).
Please issue the Common Stock in accordance with the instructions given below.

Dated: _________________

Signature: _____________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Address:          _______________________________________

                  _______________________________________

                  _______________________________________
                  (Insert Social Security or Other Identifying Number of Holder)

Signature Guaranteed: ______________________________________

(Signature  must  be  guaranteed  by  a  bank  savings  and  loan   association,
stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name __________________________________________________
                  (Print in Block Letters)


Address __________________________________________

                              [FORM OF ASSIGNMENT]

     (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ____________________ here sells, assigns and transfers unto [NAME OF TRANSFEREE] this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________
Signature: __________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Address:          ___________________________________

                  ___________________________________

                  ___________________________________
                  (Insert Social Security or Other Identifying
                  Number of Holder)

Signature
Guaranteed:  ___________________________________

(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)